                              EXHIBIT 99.B (6)(A)



                        EXISTING UNDERWRITING AGREEMENT

                                      AND

                      AMENDMENT TO UNDERWRITING AGREEMENT

                             UNDERWRITING AGREEMENT
                             ======================


     This AGREEMENT, made as of 30th day of November, 1993 by and between CT&T Funds (the "Trust"), on behalf of the various separate series of shares of the Trust and Fund/Plan Broker Services, Inc. ("Fund/Plan") (collectively, the "Parties").

     WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

     WHEREAS, the Trust is authorized to issue separate series of shares representing interests in separate investment portfolios (the "Funds"), which Funds are identified on Schedule "A" attached hereto, and which Schedule "A" may be amended from time to time by mutual agreement of the Trust and Fund/Plan; and

     WHEREAS, Fund/Plan is a broker-dealer registered with the Securities and Exchange Commission and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Trust and Fund/Plan are desirous of entering into an agreement providing for the promotion and distribution by Fund/Plan of the various separate series of shares of the Trust (the "Funds");

     NOW, THEREFORE, in consideration of the promises and agreements of the Parties contained herein, the Parties agree as follows:

     1.   Appointment.
          -----------

          The Trust hereby appoint Fund/Plan as its exclusive agent for the distribution of the shares of the Funds, and Fund/Plan hereby accepts such appointment under the terms of this Agreement. The Trust agrees that they will not sell any shares to any person except to fill orders for the shares received through Fund/Plan; provided, however, that the foregoing exclusive right shall not apply: (a) to shares issued or sold in connection with the merger or consolidation of any other investment company with the Trust or the acquisition by purchase or otherwise of all or substantially all of the assets of any investment company or substantially all of the outstanding shares of any such company by the Trust; (b) to shares which may be offered by the Trust to its stockholders for reinvestment of cash distributed from capital gains or net investment income of the Trust; or (c) to shares which may be issued to shareholders of other funds who exercise any exchange privilege set forth in the Trust's Prospectus. Notwithstanding any other provision hereof, the Trust may terminate, suspend, or withdraw the offering of the shares of the Funds whenever, in its sole discretion, it deems such action to be desirable.

     2.   Sale and Repurchase of Shares.
          -----------------------------

          (a) Fund/Plan will have the right, as agent for the Trust, to sell shares to the public against orders therefor at the public offering price (as defined in sub-paragraph 2(d) below).

          (b) Fund/Plan will also have the right, as agent for the Trust, to sell shares at their net asset value to such persons as may be approved by the Board of Trustees of the Trust, all such sales to comply with the provisions of the Act, the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          (c) Fund/Plan will also have the right to take, as agent for the Trust, all actions which, in Fund/Plan's judgment, are necessary to carry into effect the distribution of the shares.

          (d) The public offering price shall be the net asset value of shares then in effect.

          (e) The net asset value of the shares shall be determined in the manner provided in the then current prospectus and statement of additional information relating to the shares (the "Prospectus"), and when determined shall be applicable to transactions as provided for in the Prospectus. The net asset value of the shares shall be calculated by the Trust or by another entity on behalf of the Trust. Fund/Plan shall have no duty to inquire into or liability for the accuracy of the net asset value per share as calculated.

          (f) On every sale, the Trust shall promptly receive the applicable net asset value of the shares sold.

          (g) Upon receipt of purchase instructions, Fund/Plan will transmit such instructions to the Trust or its transfer agent for registration of the shares purchased.

          (h) Nothing in this Agreement shall prevent Fund/Plan or any affiliated person (as defined in the Act) of Fund/Plan from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Fund/Plan or such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that Fund/Plan expressly agrees that it will not for its own account purchase any shares of the Trust except for investment purposes and that it will not for its own account sell any such shares except by redemption of such shares by the Trust, and that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

          (i) Fund/Plan may repurchase shares at such prices and upon such terms and conditions as shall be specified in the Prospectus.

     3.   Rules of Sale of Shares.
          -----------------------

          Fund/Plan does not agree to sell any specific number of shares. Fund/Plan, as agent for the Trust, undertakes to sell shares on a best efforts basis only against orders therefor.

          The Trust reserves the right to refuse at any time or times to sell any of its shares for any reason deemed adequate by it.

     4.   Rules of NASD and Other Rules.
          -----------------------------

          (a) Fund/Plan will conform to the Rules of Fair Practice of the NASD and the securities laws of any jurisdiction in which it sells, directly or indirectly, any shares.

          (b) Fund/Plan will require each dealer with whom Fund/Plan has a selling agreement to conform to the applicable provisions of the Prospectus, with respect to the public offering price of the shares, and Fund/Plan shall not cause the Trust to withhold the placing of purchase orders so as to make a profit thereby.

          (c) Fund/Plan agrees to furnish to the Trust sufficient copies of any agreements, plans or other materials it intends to use in connection with any sales of shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

          (d) Fund/Plan, at its own expense, will qualify as a dealer or broker, or otherwise, under all applicable state or federal laws required in order that the shares may be sold in such states as may be mutually agreed upon by the Parties.

          (e) Fund/Plan shall not make, or authorize any representative, Service Organization, broker or dealer to make in connection with any sale or solicitation of a sale of the shares, any representations concerning the shares except those contained in the Prospectus covering the shares and in sales materials approved by Fund/Plan as information supplemental to such Prospectus. Copies of the Prospectus will be supplied by the Trust to Fund/Plan in reasonable quantities upon request.

     5.   Records to be Supplied by the Trust.
          -----------------------------------

          The Trust shall furnish to Fund/Plan copies of all information, financial statements and other papers which Fund/Plan may reasonably request for use in connection with the distribution of the shares, and such information shall include, but shall not be limited to, one certified copy, upon request by Fund/Plan, of all financial statements prepared for the

Trust by independent public accountants.

     6.   Expenses.
          --------

          (a)  The Trust will bear the following expenses:

               (i) preparation, setting in type, and printing of sufficient copies of the prospectuses and statements of additional information for distribution to shareholders, and the distribution of same to the shareholders;

               (ii) preparation, printing and distribution of reports and other communications to shareholders;

               (iii) registration of the shares under the federal securities laws;

               (iv) qualification of the shares for sale in the jurisdictions mutually agreed upon by the Trust and Fund/Plan;

               (v) qualification of the Trust as a dealer under the laws of jurisdictions designated by Fund/Plan if Fund/Plan determines that such qualification is necessary or desirable for the purpose of facilitating sales of the shares;

               (vi) maintaining facilities for the issue and transfer of the shares;

               (vii) supplying information, prices and other data to be furnished by the Fund/Plan under this Agreement; and

               (viii) any original issue taxes or transfer taxes applicable to the sale or delivery of the shares.

          (b) Other expenses incident to the sale and distribution of the shares sold hereunder will be paid under the Distribution and Services Plan pursuant to Rule 12b-1 (the "Plan").

     7. Other Services. Other services to be provided under this agreement include acting as primary Underwriter/Distributor of the Trust and licensing/regulatory agent for Chicago Title & Trust Company (Adviser to the Trust) personnel including employees who are registered as Fund/Plan Broker Services, Inc., representatives. In addition, the renewal of the NASD license and the State Securities licenses in the representatives' home states are also included. Also services and personnel required to maintain the regulatory books and records of Fund/Plan Broker Services in connection with this agreement on behalf of the Trust are included. Fund/Plan shall be entitled to receive the maximum amount of the payment called for under the Plan adopted pursuant to Rule 12b-1 of the Act. Fund/Plan may make payments to others from such amounts in accordance with the Plan or any agreement in effect under such Plan. Fund/Plan agrees to comply with the Rule and the Plans in connection with receipt and disbursement of funds under the Plan.

     8.   Fee.
          ---

          (a) For its services under this Agreement, Fund/Plan shall be entitled to the fees payable under the Plan.

          (b) Chicago Title & Trust Company will indemnify Fund/Plan for the actions of its employees registered with the NASD as Fund/Plan Broker Services, Inc. representatives and will undertake to see that the rules and regulations are followed with any and all sales presentations by such employees.


     9.   Liability of Fund/Plan.
          ----------------------

          (a) Fund/Plan, its directors, officers, employees, shareholders and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or negligence on the part of Fund/Plan in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement. The Trust agrees to indemnify and hold harmless Fund/Plan against any and all liability, loss, damages, costs or expenses (including reasonable counsel fees) which Fund/Plan may incur or be required to pay hereafter, in connection with any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which Fund/Plan may be involved as a party or otherwise or with which Fund/Plan may be threatened, by reason of the offer or sale of the Trust' shares prior to the execution of this Agreement which is not due to Fund/Plan's lack of reasonable care.

          (b) Any person, even though also a director, officer, employee, shareholder or agent of Fund/Plan, who may be or become an officer, director, trustee or employee of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with Fund/Plan's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent, or one under the control or direction of Fund/Plan even though paid by it.

          (c) The Trust agrees to indemnify and hold harmless Fund/Plan, and each person, if any, who controls Fund/Plan within the meaning of Section 15 of the Securities Act of 1933 (the "Securities Act") or Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act") against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigative, legal and other expenses incurred in connection therewith) to which they, or any of them, may become subject under the Act, the Securities Act, the Securities Exchange Act or other federal or state law or regulation, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a prospectus, Statement of Additional Information, supplement thereto, sales literature or other written information prepared by the Trust and furnished by it to Fund/Plan for Fund/Plan's use hereunder, disseminated by the Trust or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Such indemnity shall not, however, inure to the benefit of Fund/Plan (or any person controlling Fund/Plan) on account of any losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arising from the sale of the shares of the Trust to any person by Fund/Plan (i) if such untrue statement or omission or alleged untrue statement or omission was made in the Prospectus, Statement of Additional Information, or supplement, sales or other literature, in reliance upon and in conformity with information furnished in writing to the Trust by Fund/Plan specifically for use therein or (ii) if such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission in the Prospectus, Statement of Additional Information, or supplement, sales or other literature, if the Trust shall correct the untrue statement or omission or the alleged untrue statement or omission which is the basis of the loss, claim, damage or liability for which indemnification is sought and a copy of the Prospectus was not sent or given to such person at or before the confirmation of the sale to such person, (unless such failure to deliver the corrected materials was caused by the Trust).

          (d) Fund/Plan agrees to indemnify and hold harmless the Trust, each person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement of a material fact contained in a Prospectus or Statement of Additional Information or any supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if based upon information furnished in writing to the Trust by Fund/Plan specifically for use therein.

     10.  Maintenance of Insurance Coverage.
          ----------------------------------

          Fund/Plan shall, at its option and subject to approval of the Board of Trustees, be a named insured party on the Trust' Errors & Omissions policy and the Trust's Fidelity bond, both of which shall, at Fund/Plan's option, include coverage of Fund/Plan's officers and employees. Fund/Plan shall pay its allocable share of the cost of such policies in accordance with the provisions of the Act. The scope of coverage and amount of insurance limits applicable to the Trust on such policies shall also be made applicable to Fund/Plan.

     11.  Termination of this Agreement.
          -----------------------------

          This Agreement shall automatically terminate in the event of its assignment. This Agreement may be terminated with respect to the Trust at any time, without payment of any penalty, by vote of a majority of the members of the Board of Trustees of the Trust who are not interested persons of the Trust or by vote of a majority of the outstanding voting securities of the Trust or by Fund/Plan on sixty (60) days' written notice to the other party.

     12.  Effective Period of this Agreement.
          ----------------------------------

          This Agreement shall be effective on the date herein stated above and shall remain in full force and effect for a period of one (1) year thereafter (unless terminated as set forth in Paragraph 11), and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Board of Trustees of the Trust or by a majority of the outstanding voting securities of the Trust and (ii) by a majority of the Trustees of the Trust who are not Parties to this Agreement or interested persons of any such party by vote cast in person at a meeting called for the purpose of voting on such approval, and (iii) by Fund/Plan.

          The provisions of paragraph 9 hereof shall survive the termination of this Agreement.

     13.  Amendments.
          ----------

          No amendments to this Agreement shall be executed or become effective unless its terms have been approved: (a) by a majority of the trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Trust, and (b) by a majority of those trustees who are not interested persons of the Trust or of any party to this Agreement.

     14.  Reports.
          -------

          Fund/Plan shall prepare reports for the Board of Trustees of the Trust on a quarterly basis showing such information as from time to time shall be reasonably requested by such Board.

     15.  Severability.
          ------------

          In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of the Agreement, which shall continue to be in force.


     16.  Governing Law.
          -------------

          This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the Trust and Fund/Plan have each caused this Agreement to be signed in duplicate, as of the day and year first above written.



CT&T Trust                               Fund/Plan Broker Services, Inc.
----------                               -------------------------------


__________________________________       _____________________________________
By: Andrew P. Mayo, President                      By: Nancy E. Kuhn

__________________________________       _____________________________________
Attest: Thomas B. Green, Secretary       Attest: Mary P. Efstration, Secretary

                      AMENDMENT TO UNDERWRITING AGREEMENT
                      -----------------------------------


     This AGREEMENT, dated as of the 21st day of December, 1995 made by and between CT&T FUNDS, a Delaware business trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware and FUND/PLAN BROKER SERVICES, INC. ("Fund/Plan"), a broker-dealer registered with the Securities and Exchange Commission and a member of good standing of the National Association of Securities Dealers, Inc. (collectively, the "Parties").


                                WITNESSETH THAT:

     WHEREAS, the Trust and Fund/Plan originally entered into an agreement dated November 30, 1993, as amended on June 16, 1994 and on March 15, 1995 wherein Fund/Plan agreed to provide mutual fund promotion and distribution services to the Trust (the "Underwriting Agreement"); and

     WHEREAS, the Parties wish to amend the Underwriting Agreement to reflect the following change:

     * The names of certain Series of the Trust have been changed, as set forth on the attached amended Schedule "A".

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:


     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement, consisting of one type-written page, together with Schedule "A", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.



CT&T FUNDS                                FUND/PLAN BROKER SERVICES, INC.
----------                                -------------------------------


__________________________________        ___________________________________
By:      Andrew P. Mayo, President        By:  Kenneth J. Kempf, President

__________________________________        ___________________________________
Attest: Kenneth C. Anderson, V. P.        Attest:  Janet F. Davis, Secretary

                                                                    SCHEDULE "A"
                                                                    ============

                                                 AS AMENDED ON DECEMBER 21, 1995
                                                 -------------------------------



                            IDENTIFICATION OF SERIES
                            ========================

Below are listed the Series to which services under this Agreement are to be performed as of the execution date of this Agreement:

          CT&T FUNDS
          ----------

          CHICAGO TRUST GROWTH & INCOME FUND
          CHICAGO TRUST ASSET ALLOCATION FUND
          CHICAGO TRUST BOND FUND
          CHICAGO TRUST MUNICIPAL BOND FUND
          CHICAGO TRUST MONEY MARKET FUND
          CHICAGO TRUST TALON FUND
          MONTAG & CALDWELL GROWTH FUND
          MONTAG & CALDWELL BALANCED FUND


This Schedule "A" may be amended from time to time by agreement of the parties.